Exhibit 4.15

Kanak Renewables Limited
Rajat Renewables Limited
ReNew Clean Energy Private Limited
ReNew Saur Urja Private Limited
ReNew Solar Energy (Telangana) Private Limited
ReNew Wind Energy (Budh 3) Private Limited
ReNew Wind Energy (Devgarh) Private Limited
ReNew Wind Energy (Rajasthan 3) Private Limited
as Co-Issuers and Guarantors

RENEW POWER LIMITED
as Parent Guarantor

CITICORP INTERNATIONAL LIMITED

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of October 3, 2019

US$90,000,000 6.67% SENIOR SECURED NOTES DUE 2024

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 3, 2019, among Kanak Renewables Limited, Rajat Renewables Limited, ReNew Clean Energy Private Limited, ReNew Saur Urja Private Limited, ReNew Solar Energy (Telangana) Private Limited, ReNew Wind Energy (Budh 3) Private Limited, ReNew Wind Energy (Devgarh) Private Limited and ReNew Wind Energy (Rajasthan 3) Private Limited (the “Co-Issuers” and the “Guarantors”, and each a “Co-Issuer” and a “Guarantor”) and ReNew Power Limited (the “Parent Guarantor”) and Citicorp International Limited, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Co-Issuers, the Parent Guarantor and the Trustee are parties to an indenture, dated as of March 12, 2019 (the “Original Indenture” and, as amended, supplemented, waived or otherwise modified, including by the first supplemental indenture dated as of March 26, 2019 and this Supplemental Indenture, the “Indenture”), providing for the issuance of the Co-Issuers’ US$435,000,000 6.67% Senior Secured Notes due 2024 (the “Original Notes”);

WHEREAS, by virtue of Section 2.01(e) (Further Issues) of the Indenture, the Co-Issuers will, without notice to or the consent of the Holders, on the date hereof, create and issue the additional US$90,000,000 6.67% Senior Secured Notes due 2024 (the “Additional Notes”) having the same terms and conditions as the Original Notes (including the benefit of the Guarantees) in all respects (or in all respects except for the issue date, the issue price and the first payment of interest on them), and such Additional Notes will be consolidated and form a single series with the Original Notes (together with the Additional Notes, the “Notes”);

WHEREAS, by virtue of Section 9.01(d) (Amendment, Supplement and Waiver - Without Consent of Holders) of the Indenture, the Co-Issuers, the Guarantors, the Parent Guarantor and the Trustee wish to make certain changes to the Original Indenture that would provide additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

WHEREAS, by virtue of Section 9.01(f) (Amendment, Supplement and Waiver - Without Consent of Holders) of the Indenture, the Co-Issuers, the Guarantors, the Parent Guarantor and the Trustee wish to make certain amendments to the Original Indenture in order to effectuate the issuance of the Additional Notes;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Co-Issuers, the Guarantors, the Parent Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.
Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.
2.
Amendment.
(a)
The following definitions shall be inserted under Section 1.01:

““Cash Trap Account Required Balance” means (i) INR 800,000,000 in relation to any financial year ending on or prior to March 31, 2022; and (ii) INR 3,200,000,000 in relation to any financial year ending after March 31, 2022 and on or prior to March 31, 2023, in each case as reduced by the principal amount of the Notes (including any Additional Notes) or any Indebtedness Incurred under clause (a)(5) under Section 4.09, which has been repaid, prepaid, redeemed, defeased or discharged.”;

““Cash Trap Accounts” means, in respect of any Co-Issuer, the account in which certain amounts are required to be deposited in accordance with the relevant Trust and Retention Account Agreements and “Cash Trap Accounts” means all such accounts collectively.”; and

““March 2019 Offering Memorandum” means the offering memorandum of the Co-Issuers, dated March 5, 2019, in connection with the offering of the Original Notes by the Co-Issuers.”;

(b)
The following clause shall be inserted as clause (viii) under Section 4.07(a):

“(viii) on and from April 1, 2022, at the time of such Restricted Payment, (x) the amounts maintained in the Cash Trap Accounts are not less than the applicable Cash Trap Account Required Balance as of the last day of the immediately preceding financial year; and/or (y) the amounts which were required to be maintained in the Cash Trap Accounts to meet the applicable Cash Trap Account Required Balance as of the last day of the immediately preceding financial year have been utilized to repay, prepay, redeem, defease or discharge the Notes (including any Additional Notes) or any Indebtedness Incurred under clause (a)(5) under Section 4.09; in each case in accordance with the Trust and Retention Account Agreement.”

(c)
Clause (3) under Section 4.09(a) shall be deemed deleted in its entirety;
(d)
Section 4.29 shall be deemed and replaced in its entirety by the following:

“Section 4.29 Use of Proceeds.

The Co-Issuers will not use the net proceeds from the sale of the Original Notes for any purpose other than (1) in the approximate amounts and for the purposes specified under the caption “Use of Proceeds” in the March 2019 Offering Memorandum, and (2) pending the application of all of such proceeds in such manner, to invest the portion of such net proceeds not yet so applied in Temporary Cash Equivalents. The Co-Issuers will not use the net proceeds from the sale of the Additional Notes for any purpose other than (1) in the approximate amounts and for the purposes specified under the caption “Use of Proceeds” in the Offering Memorandum, and (2) pending the application of all of such proceeds in such manner, to invest the portion of such net proceeds not yet so applied in Temporary Cash Equivalents.”

(e)
Exhibit F to the Original Indenture is hereby deemed deleted and replaced in its entirety by the Exhibit hereto.
3.
Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
4.
Supplemental Indenture Part of Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
5.
Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
6.
Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals of fact contained herein shall be treated as statements of the other parties hereto and not the Trustee.

7.
Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.
Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

EXHIBIT

INFORMATION REGARDING THE NOTES FOR PURPOSES OF RBI LOAN REGISTRATION NUMBERS

Each Co-Issuer will act as a primary obligor in respect of the principal amount of the part of the Notes set out below and as a guarantor in respect of the balance. The rate of interest on the principal amount of the part of the Notes in respect of which the Co-Issuer is acting as a primary obligor (and not as a guarantor) is set out below. Any partial early redemption, repurchase or repayment of Notes will be on a pro rata basis based on the principal amounts of Notes in respect of which each Co-Issuer acts as a primary obligor.

Co-Issuer	Primary Obligation (in USD)	Rate of Interest	Expected interest cost on an annualised basis (rounded down to second decimal place) taking into account the discount on interest due to the issuance of the Notes at a premium
Notes (Other than Original Notes)
ReNew Clean Energy Private Limited	44,000,000	6.67%(1) per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on March 12, 2020	2,934,800.00
ReNew Saur Urja Private Limited	26,000,000	6.67%(1) per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on March 12, 2020	1,734,200.00
ReNew Wind Energy (Devgarh) Private Limited	20,000,000	6.67% (1) per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on March 12, 2020	1,334,000.00

Note:
(1) Interest will be paid on such Notes, as if such Notes were issued on September 12, 2019.

Co-Issuer	Primary Obligation (in USD)	Rate of Interest	Expected interest cost on an annualised basis (rounded down to second decimal place)
Original Notes
Kanak Renewables Limited	20,931,345.07	6.87% per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	1,437,983.40
Rajat Renewables Limited	3,379,904.34	6.86951800% (1) per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	232,183.13
Renew Clean Energy Private Limited	22,212,200.00	6.87% per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	1,525,978.14
ReNew Clean Energy Private Limited	23,500,000.00	6.67% (2) per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	1,567,450.00
ReNew Saur Urja Private Limited	69,799,059.93	6.86% per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	4,788,215.51
ReNew Saur Urja Private Limited	6,790,000.00	6.67% (2) per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	452,893.00
ReNew Solar Energy (Telangana) Private Limited	80,505,875.58	6.87% per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	5,530,753.65
ReNew Solar Energy (Telangana) Private Limited	11,800,000.00	6.67% (2) per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	787,060.00
ReNew Wind Energy (Budh 3) Private Limited	29,171,615.08	6.87 per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	2,004,089.95

ReNew Wind Energy (Budh 3) Private Limited	17,000,000.00	6.67% (2) per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	1,133,900.00
ReNew Wind Energy (Devgarh) Private Limited	31,712,852.30	6.52% per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	2,067,677.96
ReNew Wind Energy (Devgarh) Private Limited	15,677,147.70	6.87% per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	1,077,020.4
ReNew Wind Energy (Devgarh) Private Limited	91,000.00	6.67% (2) per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	60,697.00
ReNew Wind Energy (Rajasthan 3) Private Limited	78,025,774.08	6.06% per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	4,728,361.90
ReNew Wind Energy (Rajasthan 3) Private Limited	23,584,225.92	6.87% per annum, payable semi-annually in arrears on each March 12, and September 12, commencing on September 12, 2019	1,620,236.32

Note:
(1)
Subject to any final adjustments that may be required in respect of obtaining the RBI Loan Registration Numbers and filing the Form ECBs.
(1)
Interest will be paid on such Notes, as if such Notes were issued on the Original Issue Date

Dated: October 3, 2019

Kanak Renewables Limited as Co-Issuer and Guarantor

By
Name:
Title:
Rajat Renewables Limited as Co-Issuer and Guarantor

By
Name:
Title:
ReNew Clean Energy Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:
ReNew Saur Urja Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:
ReNew Solar Energy (Telangana) Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:

ReNew Wind Energy (Budh 3) Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:
ReNew Wind Energy (Devgarh) Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:
ReNew Wind Energy (Rajasthan 3) Private Limited as Co-Issuer and Guarantor

By:
Name:
Title:
ReNew Power Limited as Parent Guarantor

By:
Name:
Title:

Citicorp International Limited as Trustee

By:
Name:
Title: